PURCHASE AGREEMENT
           Tractor Supply Company Store - Bristol, VA

This AGREEMENT, entered into effective as of the 12 of Sept, 1997.

l. Parties. Seller is AEI Real Estate Fund XVIII Limited Partnership which currently owns an undivided 37.6447% interest in the fee title to that certain real property legally descrbed in the attached Exhibit "A" (the "Entire Property") Buyer is Buyer is Ernest E. Ainslie and Marion B. Ainslie, Trustees of the Ainslie Living Trust dated December 24, 1996, ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction
consists    of   an   undivided   18.4736   percentage   interest
(hereinafter, simply the "Property") as Tenant in Common in the Entire Property.

3. Purchase Price . The purchase price for this percentage interest in the Property is $317,000 all cash.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

     (b) Buyer will deposit the balance of the purchase price, $312,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5 Closing Date.  Escrow shall close on or before October 6, 1997.

6 . Due Diligence. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of all of the following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) Copies of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.

     (d) Lease of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) originals of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and Seller and dated on escrow closing date be delivered to the Seller on the Closing date.



Buyer Initial: /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA






      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; and other items of record disclosed to Buyer during the Review Period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms.

     9. Closing Costs. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable except those brokerage commissions incurred by Buyer. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by buyer.) Each




Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA





party will pay its own attorney's fees and costs to document and close this transaction.

     10.  Real Estate Taxes, Special Assessments and Prorations.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and therafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of closing.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between Seller and Tractor Supply Company ("Tenant"), dated April 10th, 1996, Seller is not aware of any leases of the Property. The above referenced lease agreement has a right of first refusal in favor of the Tenant as set forth in article 34 of said lease agreement, which right shall apply to any disposition of the Property by Buyer after this transaction.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts prior to the Closing Date that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.






Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA


12.  Disclosures.

     (a) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the use and operation of the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Tenant and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Tenant and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     The provisions (d) - (f) above shall survive closing.




Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA


13.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed general warranty deed with English covenants of title conveying insurable title of the Property to Buyer, subject to the encumbrances contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign the Co-Tenancy Agreement, and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the jurisdiction where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the second payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

     15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having




Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA




     jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any five-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to National 1031 Exchange Corporation which will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby National 1031 Exchange Corporation will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller to cooperate in the perfection of such an exchange at no additional cost or expense or delay in time. Buyer hereby





Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA



indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of National 1031 Exchange Corporation, Seller will deed the property to Buyer.

18.  Cancellation

     If any party elects to cancel this Contract because of any breach by another party, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by October 6, 1997 through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVIII Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          Ernest E. and Marion B. Ainslie, Trustees
          27901 Via De Costa
          San Juan Capistrino, CA  92675





Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA



      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    THE AINSLIE LIVING TRUST

          By: /s/ Ernest E Ainslie, Trustee
                  Ernest E. Ainslie, Trustee

          WITNESS:

          /s/ Susan Parks

          Susan Parks
          (Print Name)

          WITNESS:

          /s/ Rachelle Santos

          Rachelle Santos
          (Print Name)

          By:/s/ Marion B Ainslie
                 Marion B. Ainslie, Trustee

          WITNESS:

          /s/ Susan Parks

          Susan Parks
          (Print Name)

          WITNESS:

          /s/ Rachelle Santos

          Rachelle Santos
          (Print Name)



Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA




SELLER:   AEI  REAL  ESTATE  FUND XVIII  LIMITED  PARTNERSHIP,  a
          Minnesota limited partnership.

          By:  AEI Fund Management XVIII, Inc., its corporate general partner

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President

          WITNESS:

          /s/ Dawn E Campbell

          Dawn E Campbell
          (Print Name)

          WITNESS:

          /s/ Jennifer Seck

          Jennifer Seck
          (Print Name)






Buyer Initial: /s/ MBA /s/ EEA
Purchase Agreement for Tractor Supply - Bristol, VA





                    EXHIBIT A LEGAL DESCRIPTION


A certain tract of land, containing 2.74 acres, more or less, situated, lying, and being in the City of Bristol and in the County of Washington, State of Virginia, as described by metes and bounds as follows:

      Located in Washington County and the City of Bristol, Virginia within the Wal-mart Shopping Center Development; being a portion of Tract No. 8 (Wal-Mart Stores, Inc.) as
shown  on  Plat of Record in Plat Book 4, Page       63,  in  the
recorders office for Washington County, Virginia; being more particularly described as follows;

      BEGINNING at an iron pin corner to Walnut Grove Church and Tract 5 of the Wal-Mart Development, thence proceeding with the line of Walnut Grove Church North 86 degrees 02 minutes 35 seconds West for a distance of 337.57 feet to an iron pin set this survey; thence leaving the line of Walnut Grove Church and proceeding with a new line North 46 degrees 10 minutes 34 seconds East for a distance of 591.56 feet to an iron pin set this survey in the line of Tract 7; said iron pin being on the south side of said road South 43 degrees 49 minutes 26 seconds East for a distance of 250.00 feet to an iron pin set this survey and corner to Tract 5; thence with the line of Tract 5 South 46 degrees 10 minutes 34 seconds West for a distance of 364.723 feet to the BEGINNING, containing 2.74 acres more or less as surveyed by Frizzell Engineering July, 1995.

A part or, but NOT all of Tract No. 8 of the subdivision of the Wal-Mart Shopping Center as shown on a plat dated April 20, 1993 which plat is of record in the Office of the Clerk of the Circuit Court of Washington County, Virginia in Plat Book 28, pages 42 through 45, and in records of the City of Bristol in Plat Book 4, pages 60 through 63, to which plat reference is hereto made for a more particular description.

TOGETHER WITH a non-exclusive easement for the use of the drive lanes, as set forth in Easements With Convenants And Restrictions Affecting Land ("ECR") by and between Wal-Mart Stores, Inc., a Delaware corporation and Lowe's Home Center, Inc., a North Carolina corporation, dated November 16, 1993, recorded in the Clerk's Office Circuit Court, County of Washington, Virginia, in Deed Book 888, page 345.

BEING a portion of the same real estate conveyed to Tractor Supply Company, a Tennessee corporation by deed from Wal-Mart Stores, Inc., a Delaware corporation, dated October 2, 1995, recorded November 29, 1995, recorded in the Clerk's Office, Circuit Court, County of Washington, Virginia, in Deed Book 931, page 231, and in the Clerk's Office, Circuit Court, City of Bristol, Virginia, in Deed Book 329, page 19.